Exhibit 99.6

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated April 26, 2026, to the Board of Directors of RE/MAX Holdings, Inc. (“REMAX”) included in Annex L to the joint proxy statement/prospectus and management information circular which forms a part of the registration statement on Form S-4 (the “Registration Statement”) relating to the proposed combination of REMAX and The Real Brokerage Inc., and (ii) the references to such opinion in such joint proxy statement/prospectus and management information circular. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ J.P. Morgan Securities LLC
J.P. MORGAN SECURITIES LLC

June 12, 2026